Exhibit 10.10

AIRJOULE Technologies Corporation

Non-Employee Director Compensation Program

Effective Date: June 6, 2024

Each member of the Board of Directors (the “Board”) of AirJoule Technologies Corporation (the “Company”) who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) will receive the compensation in this Director Compensation Program (this “Program”) for service as a Non-Employee Director. The cash and equity compensation described in this Program will be paid or be made, as applicable, automatically as set forth herein and without further action of the Board to each Non-Employee Director who is entitled to receive the compensation, unless the Non-Employee Director declines receipt of the compensation by written notice to the Company. The terms and conditions of this Program will supersede any prior cash or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors. This Program will become effective on the effective date set forth above (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Non-Employee Director will have any rights under this Program.

I. Cash Compensation

A. Annual Retainers. Each Non-Employee Director will be eligible to receive an annual retainer of $50,000 for service on the Board.

B. Additional Annual Retainers.

i.	A Non-Employee Director serving as chair of the Audit Committee of the Board shall be eligible to receive an additional retainer of $15,000 for such service.

ii.	A Non-Employee Director serving as chair of the Compensation Committee of the Board shall be eligible to receive an additional retainer of $10,000.

iii.	A Non-Employee Director serving as chair of the Nominating and Corporate Governance Committee of the Board shall be eligible to receive an additional retainer of $10,000.

C. Payment of Retainers. The annual retainers described in Sections I.A. and I.B. (together, “Retainers”) will be earned on a quarterly basis based on a calendar quarter and paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. If a Non-Employee Director serves as a Non-Employee Director, or in the applicable position(s) described in Section I.B., for only a portion of the applicable calendar quarter, in either case, the Retainers paid to such Non-Employee Director will be pro-rated for the portion of such calendar quarter actually served as a Non-Employee Director, or in such position(s), as applicable.

II. Equity Compensation

Non-Employee Directors will be granted the awards of Restricted Stock Units (as defined in the Company’s 2024 Incentive Award Plan (the “2024 Plan”) or any other applicable Company equity incentive plan then-maintained by the Company, in any case, as may be amended from time to time (the “Plan”)) described below and awards of Non-Qualified Stock Options (as defined in the Plan) described below (together, the “Awards”). The Awards will be granted under and subject to the terms of the Plan and award agreements, including any exhibits thereto, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of Awards under this Program are subject in all respects to the terms of the Plan and the applicable award agreement.

A.  RSU Awards. Commencing with the annual meeting of the Company’s stockholders or special meeting in lieu of an annual meeting of shareholders (in either case, the “Annual Meeting”) during calendar year 2025, each Non-Employee Director who is serving (including any such Non-Employee Director who is first appointed or elected on such date) as a Non-Employee Director at the close of business on the date of the Annual Meeting and will continue to serve as a Non-Employee Director immediately following such Annual Meeting (an “Annual Grant Date”) will be automatically granted on the Annual Grant Date a number of Restricted Stock Units (“RSUs”) equal to the quotient obtained by dividing (i) $54,000 by (ii) the average daily closing price of one share of the Company’s Class A common stock (“Common Stock”) on the NASDAQ Capital Market (or other applicable securities exchange on which the Common Stock is then traded) over the ten consecutive trading days ending on the day before the applicable Annual Grant Date. If a Non-Employee Director is first appointed or elected on a date other than an Annual Grant Date (a “Mid-Year Grant Date”), the Non-Employee Director will be automatically granted on the Mid-Year Grant Date a number of RSUs equal to the quotient obtained by dividing (x) the product of $54,000 and the difference between 365 and the number of days in the period between the most recent Annual Grant Date and such Mid-Year Grant Date, by (y) the product of 365 and the average daily closing price of one share of Common Stock on the NASDAQ Capital Market over the ten consecutive trading days ending on the day before the applicable Mid-Year Grant Date. Each Annual Grant Date and Mid-Year Grant Date shall be referred to individually as a “Grant Date.” Each award of RSUs granted under this Section II.A. shall vest in full on the earlier to occur of (x) the one (1) year anniversary of the applicable Grant Date and (y) the day of the next Annual Meeting to occur following the applicable Grant Date, subject to the Non-Employee Director’s continued status as a Service Provider (as defined in the Plan) through the applicable vesting date.

B. Stock Options. Commencing with the Annual Meeting during calendar year 2025, each Non-Employee Director who is serving (including any such Non-Employee Director who is first appointed or elected on such date) as a Non-Employee Director at the close of business on the date of the Annual Meeting and will continue to serve as a Non-Employee Director immediately following such Annual Meeting will be automatically granted on the Annual Grant Date a Non-Qualified Stock Option (“Option”) to purchase a number of shares of Common Stock equal to the quotient obtained by dividing (i) $54,000 by (ii) Black-Scholes value of one share of Common Stock on the most recent trading day immediately preceding the Annual Grant Date. If a Non-Employee Director is first appointed or elected on a Mid-Year Grant Date, the Non-Employee Director will be automatically granted on the Mid-Year Grant Date a number of Options equal to the quotient obtained by dividing (x) the product of $54,000 and the difference between 365 and the number of days in the period between the most recent Annual Grant Date and such Mid-Year Grant Date, by (y) the product of 365 and the Black-Scholes value of one share of Common Stock on the most recent trading day immediately preceding the Mid-Year Grant Date. Each Option granted under this Section II.B. shall vest and become exercisable in full on the earlier to occur of (x) the one (1) year anniversary of the applicable Grant Date and (y) the day of the next Annual Meeting of the Company to occur following the applicable Grant Date, subject to the Non-Employee Director’s continued status as a Service Provider through the applicable vesting date. Each Option granted under this Program will have an exercise price per share equal to the fair market value of a share of Common Stock on the applicable Grant Date and will have a maximum term of ten (10) years from the applicable Grant Date.

C.  Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will, to the extent that they otherwise become entitled to compensation under this Program after such employment terminates, be eligible to receive grants of Awards under this Program on Grant Dates occurring on or after their termination of employment with the Company and any parent or subsidiary of the Company.

D. Accelerated Vesting. Notwithstanding anything herein to the contrary, a Non-Employee Director’s Award(s) shall vest and become exercisable, as applicable, in full (i) immediately prior to the occurrence of a Change in Control (as defined in the 2024 Plan, or any similar or like term as defined in the then-applicable Plan), subject to the Non-Employee Director’s continued status as a Service Provider until immediately prior to such Change in Control, to the extent outstanding at such time, if the Non-Employee Director will not become, as of immediately following such Change in Control, a member of the Board or the board of directors of the successor to the Company (or any parent thereof) and (ii) if the Non-Employee Director’s incurs a Termination of Service (as defined in the Plan) by reason of (A) the Non-Employee Director’s death or (B) a termination by the Company or a subsidiary of the Company due to the Non-Employee Director’s Disability (as defined in the 2024 Plan, or any similar or like term as defined in the then-applicable Plan).

III. Compensation Limits

Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the Plan, as in effect from time to time.

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